Exhibit 99.1

Report of Independent Registered Public Accounting Firm

The Board of Directors of TeleCommunication Systems, Inc.

We have audited the accompanying combined balance sheets of Mobile Finance Division (A division of TeleCommunication Systems, Inc.) as of December 31, 2006 and 2005, and the related combined statements of operations, net investment in division, and cash flows for the years then ended. These financial statements are the responsibility of MFD’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. MFD is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of MFD’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Mobile Finance Division (A division of TeleCommunication Systems, Inc.) as of December 31, 2006 and 2005, and the combined results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ James Cowper
Newbury, UK
April 13, 2007

MOBILE FINANCE DIVISION
(A DIVISION OF TELECOMMUNICATION SYSTEMS, INC.)
COMBINED BALANCE SHEETS
(Expressed in U.S. Dollars)

	December 31,
	2006	2005
	$	$

ASSETS
Current assets:
Cash	$1,061,479	$939,484
Accounts receivable, net (Note 1)	1,247,480	1,119,244
Prepaid expenses and other current assets	328,905	527,689
Total current assets	2,637,864	2,586,417

Property and equipment, net (Note 2)	148,202	204,850
Goodwill (Note 3)	-	4,211,000
Other intangibles, net (Note 4)	-	839,000
Software development costs, net (Note 5)	757,409	239,000
Other assets	300,880	313,000
Total assets	$3,844,355	$8,393,267

LIABILITIES AND NET INVESTMENT IN DIVISION
Current liabilities:
Accounts payable	$532,343	$647,607
Accrued liabilities	1,206,453	1,644,375
Accrued compensation	61,835	125,019
Customer deposits	288,389	266,685
Deferred revenues	499,661	675,374
Total current liabilities	2,588,681	3,359,060

Net cash investment in division:
Capital investment	11,366,128	8,204,749
Accumulated deficit	(10,109,845)	(3,140,913)
Accumulated other comprehensive loss	(609)	(29,629)
Total net cash investment in division	1,255,674	5,034,207
Total liabilities and net cash investment in division	$3,844,355	$8,393,267
Commitments (note 8)

Subsequent event (note 9)

See accompanying notes to combined financial statements.

MOBILE FINANCE DIVISION
(A DIVISION OF TELECOMMUNICATION SYSTEMS, INC.)
COMBINED STATEMENTS OF OPERATIONS
(Expressed in U.S. Dollars)

	December 31,
	2006	2005
	$	$

REVENUES	$6,847,526	$8,200,166

OPERATING COSTS AND EXPENSES
Cost of revenues (exclusive of amortization)	3,864,304	4,779,198
Sales and marketing	1,451,141	1,407,400
Research and development	71,076	117,910
General and administrative	2,060,428	2,779,294
Depreciation and amortization	1,285,629	976,874
Impairment of goodwill	4,211,000	-
Reorganization costs	888,701	-
Total operating expenses	13,832,279	10,060,676

Loss from operations	(6,984,753)	(1,860,510)
Interest and other income, net	15,821	25,003
Loss before provision for income taxes	(6,968,932)	(1,835,507)
Provision for income taxes (Note 6)	-	(714)
Net loss	$(6,968,932)	$(1,836,221)

COMBINED STATEMENTS OF NET CASH INVESTMENT IN DIVISION

			Accumulated	Total
			other	net cash
	Capital	Accumulated	comprehensive	investment in
	investment	deficit	loss	division
	$	$	$	$

Balance at December 31, 2004	$7,565,556	$(1,304,692)	-	$6,260,864
Net loss	~~-~~	(1,836,221)	-	(1,836,221)
Net capital contribution	639,193	-	-	639,193
Currency translation adjustment	-	-	$(29,629)	(29,629)
Balance at December 31, 2005	8,204,749	(3,140,913)	(29,629)	5,034,207

Net loss	-	(6,968,932)	-	(6,968,932)
Net capital contribution	3,161,379	-	-	3,161,379
Currency translation adjustment	-	-	29,020	29,020
Balance at December 31, 2006	$11,366,128	$(10,109,845)	$(609)	$1,255,674

See accompanying notes to combined financial statements.

MOBILE FINANCE DIVISION
(A DIVISION OF TELECOMMUNICATION SYSTEMS, INC.)
COMBINED STATEMENTS OF CASH FLOWS
(Expressed in U.S. Dollars)

	December 31,
	2006	2005
	$	$

Cash flows from operating activities:
Net loss	$(6,968,932)	$(1,836,221)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	1,285,629	976,874
Impairment of goodwill	4,211,000	-
(Increase) decrease in accounts receivable	(128,236)	82,360
Decrease in prepaid expenses and other current assets	198,784	412,122
(Increase) decrease in other assets	12,120	(205,000)
Decrease in accounts payable	(115,264)	(261,151)
Decrease in accrued liabilities / accrued compensation / customer deposits	(479,402)	(322,603)
Decrease in deferred revenue	(175,713)	(245,897)
Net cash used by operating activities	(2,160,014)	(1,399,516)

Cash flows used by investing activities:
Purchases of property and equipment	(78,583)	(53,106)
Payments for software development costs	(818,282)	(229,000)
Net cash used in investing activities	(896,865)	(282,106)

Cash flows provided by financing activities:
Net contribution from TCS	3,161,379	639,193
Net cash provided by financing activities	3,161,379	639,193

Net increase (decrease) in cash	104,500	(1,042,429)
Foreign exchange translation	17,495	1,797
Cash at beginning of year	939,484	1,980,116
Cash at end of year	$1,061,479	$939,484

MOBILE FINANCE DIVISION
(A DIVISION OF TELECOMMUNICATION SYSTEMS, INC.)
Notes to Combined Financial Statements
December 31, 2006

1. Organization and Summary of Significant Accounting Policies

Organization and Basis of Presentation

     Mobile Finance Division (“MFD”) is a division of TeleCommunication Systems, Inc. (“TCS”) that provides financial market data, news, and limited analytics like charting and portfolio functionality through mobile devises such as pagers and Blackberry® PDA’s.

     The combined financial statements have been prepared in accordance with United States (“U.S.”) generally accepted accounting principles (“GAAP”). The accompanying financial statements include the accounts of TeleCommunication Systems Limited (a UK company), its European subsidiaries and the Mobile Finance Division within TeleCommunication Systems, Inc, (a US company). All inter-company accounts and transactions within MFD have been eliminated. All information is stated in U.S. dollars unless otherwise noted.

Use of estimates

     The preparation of financial statements in conformity with U.S. GAAP requires MFD to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Estimates are used for, but are not limited to, revenue recognition, accrued liabilities, contingencies and litigation, allowances for doubtful accounts and income and other taxes. Actual results could differ from those estimates.

Foreign Currency

     MFD uses the U.S. dollar as its reporting currency and the functional currency for the US operations and the functional currency for the European operations is pounds sterling. MFD’s combined financial statements are translated into U.S. dollars using the current rate method. Assets and liabilities are translated at the rate of exchange prevailing at the balance sheet date. Net investment in division is translated at the applicable historical rates. Revenues and expenses are translated at a weighted average rate of exchange for the respective years. Translation gains and losses from the application of the U.S. dollar as the reporting currency are included as part of the cumulative foreign currency translation adjustment, which is reported as a component of net investment in division under accumulated other comprehensive income (loss).

MOBILE FINANCE DIVISION
(A DIVISION OF TELECOMMUNICATION SYSTEMS, INC.)
Notes to Combined Financial Statements
December 31, 200606

Revenue Recognition

     MFD generates its revenues from Financial Software and Content Systems. MFD records its revenues in accordance with the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin No. 104, “Revenue Recognition” (“SAB 104”) and the Financial Accounting Standards Board (“FASB”) Emerging Issues Task Force (“EITF”) Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables.” In all cases, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectibility of the resulting receivable is reasonably assured.

     Subscriptions to real-time streaming data information are one year in duration and auto-renew unless cancelled by the subscriber. Revenue from subscriber services is recognized in the period earned.

     Deferred revenues represent amounts which MFD has received which are to be applied to the end of the contract. The earnings process has not yet been completed for those payments. Deferred revenues primarily related to subscriber agreements, which are amortized ratably over the period of the contract.

Cost of Revenues

     Cost of revenues is recorded if the cost relates directly to the services MFD sells. Cost of revenues consist of subscription fees for access to data feeds of financial and business databases, technology royalty fees and airtime.

Fair value of financial instruments

     MFD’s financial instruments consist of cash, accounts receivable, accounts payable, customer deposits and capital lease obligations. Unless otherwise stated the fair value of the financial instruments approximates their carrying value.

Accounts Receivable

     Accounts receivable are stated net of allowance for doubtful accounts of $343,664 at December 31, 2006 and $375,853 at December 31, 2005. MFD uses estimates to determine the amount of the allowance for doubtful accounts necessary to reduce accounts receivable to their expected net realizable value. Management estimates the amount of the required allowance by reviewing the status of significant past-due receivables and by establishing provisions for estimated losses by analyzing current and historical bad debt trends. Changes to allowance for doubtful accounts are recorded as a component of general and administrative expenses in the accompanying Combined Statements of Operations. MFD’s credit and collection policies and the financial strength of its customers are critical in maintaining a relatively small amount of write-offs of receivables. Receivables that are ultimately deemed uncollectible are charged-off as a reduction of receivables and the allowance for doubtful accounts.

     MFD is subject to credit risk related to its account receivables. MFD does not have extensive credit evaluations and for some of its smaller customers, MFD requires two months of deposit as collateral.

MOBILE FINANCE DIVISION
(A DIVISION OF TELECOMMUNICATION SYSTEMS, INC.)
Notes to Combined Financial Statements
December 31, 2006

Property and Equipment

     Property and equipment are carried at cost less accumulated amortization. Computer equipment, pager equipment, computer software and office furniture and equipment are amortized using the straight-line method over the assets estimated useful lives which range from 1 to 5 years. Capital leases of computer hardware are amortized over the term of the lease on a straight-line basis.

Leases

     Leases are classified as either capital or operating leases. Leases which transfer substantially all the benefits and risks of ownership of the property to MFD are accounted for as capital leases. Capital lease obligations reflect the present value of future minimum lease payments, discounted at the appropriate interest rate. All other leases are accounted for as operating leases and rental payments are expensed as incurred.

Goodwill and other intangible assets

     In accordance with Statement No. 142, “Goodwill and Other Intangible Assets,” goodwill and intangible assets that have indefinite useful lives are no longer amortized to expense. Goodwill is required to be tested for impairment on an annual basis, or more frequently if certain indicators arise, using the guidance specifically provided. Furthermore, Statement No. 142 requires purchased intangible assets other than goodwill to be amortized over their useful lives unless these lives are determined to be indefinite.

     Management reviews goodwill and other intangible assets at least annually, and on an interim basis when conditions require, to evaluate events or changes in circumstances that may indicate impairment in the carrying amount of such assets. Management uses comparable company analyses and discounted cash flow models to determine the fair value of reporting units and whether any impairment of goodwill exists. An impairment loss is recognized in the statement of operations in the period that the related asset is deemed to be impaired. Other intangible assets, which include customer contracts, customer lists, trademarks and patents, with definite lives are amortized to expense on a straight-line basis over their respective estimated useful lives averaging approximately three years.

Software development costs

     MFD applies FAS No. 86, “Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed” (“FAS 86”) to software developed internally, acquired in business acquisitions or purchased. FAS 86 requires companies to capitalize eligible software development costs upon achievement of technological feasibility, subject to net realizable value considerations. Software development costs prior to technological feasibility are expensed as incurred. Capitalized costs are amortized using the straight-line method over the product’s estimated useful life, which is never greater than three years.

MOBILE FINANCE DIVISION
(A DIVISION OF TELECOMMUNICATION SYSTEMS, INC.)
Notes to Combined Financial Statements
December 31, 2006

Income Taxes

     Income tax amounts and balances are accounted for using the liability method of accounting for income taxes. Deferred income tax assets and liabilities are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Even though MFD is in a combined loss position, determining the provision for income tax expense, income tax liabilities, and deferred tax assets and liabilities involves judgment. In addition, tax interpretations, regulations and legislations are continually changing. Tax exposures can involve complex issues and may require an extended period to resolve.

     MFD records a valuation allowance to reduce its deferred tax assets to the amount of future tax benefit that is more likely than not to be realized. MFD believes its tax positions comply with current applicable tax law and that MFD has adequately provided for known tax contingencies.

Contingencies and Litigation

     MFD evaluates contingent liabilities including threatened or pending litigation in accordance with FAS No. 5 “Accounting for Contingencies.” MFD assesses the likelihood of an adverse outcome or judgment to a potential claim or legal proceeding, as well as potential ranges of probable losses, when the outcome of the claims or proceedings are probable and reasonably estimable. A determination of the amount of accrued liabilities required, if any, for these contingencies is made after analysis of each matter. Because of uncertainties related to these matters, MFD bases its estimates on the information available at the time. As additional information becomes available, MFD reassesses the potential liability and may revise its estimates. Any revision to these estimates could have a material impact on MFD’s results of operations and financial position.

MOBILE FINANCE DIVISION
(A DIVISION OF TELECOMMUNICATION SYSTEMS, INC.)
Notes to Combined Financial Statements
December 31, 2006

Recent pronouncements

     In June 2006, the FASB issued FIN No. 48, “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a Company’s financial statements recognized in the financial statements. This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. This interpretation is effective for MFD beginning in the first quarter of 2007. MFD is currently evaluating the impact of FIN 48 on its financial statements.

     In September 2006, the FASB issued FAS No. 157 “Fair Value Measurements”, (“FAS 157”) which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, and is applicable to MFD beginning in the first quarter of 2008. MFD is currently evaluating the impact of FAS 157 on its financial statements.

     In February 2007, the FASB issued FAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115”, (“FAS 159”) which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. FAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, and is applicable to MFD beginning in the first quarter of 2008. MFD is currently evaluating the impact of FAS 159 on its financial statements.

     In September 2006, the SEC issued Staff Accounting Bulletin No. 108, Section N to Topic 1, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”). SAB 108 requires the evaluation of prior-year misstatements using both the balance sheet approach and the income statement approach. In the initial year of adoption, should either approach result in quantifying an error that is material in light of quantitative and qualitative factors, SAB 108 guidance allows for a one-time cumulative-effect adjustment to beginning retained earnings. In years subsequent to adoption, previously undetected misstatements deemed material shall result in the restatement of previously issued financial statements in accordance with FAS No. 154, “Accounting Changes and Error Corrections,” a replacement of APB Opinion No. 20, “Accounting Changes,” and FAS No. 3, “Reporting Accounting Changes in Interim Financial Statements.” SAB 108 is effective for MFD for the year ended December 31, 2006. The implementation of SAB 108 did not have any impact on MFD’s financial statements.

MOBILE FINANCE DIVISION
(A DIVISION OF TELECOMMUNICATION SYSTEMS, INC.)
Notes to Combined Financial Statements
December 31, 2006

2. Property and Equipment.

	December 31,
	2006	2005
	$	$

Computer equipment	$273,222	$172,753
Computer equipment under capital lease	11,681	11,681
Pager equipment	188,026	239,190
Computer software	280,080	246,073
Office furniture and equipment	309,917	268,163
Total cost	1,062,926	937,860
Less: accumulated depreciation and amortization	(914,724)	(733,010)
Net property and equipment	$148,202	$204,850

     Depreciation and amortization expense related to property and equipment totalled $132,139 in 2006 and $118,874 in 2005.

3. Goodwill

     As discussed in Note 1 to the Combined Financial Statements, under Statement No. 142 goodwill and intangible assets that have indefinite useful lives are no longer amortized. Instead, Statement No. 142 requires such assets to be reviewed for impairment annually, or more frequently if certain indicators arise, using the guidance specifically provided. In December 2006, management performed a goodwill impairment test based on Statement No. 142. Based upon the results of such tests it was determined that book value of Goodwill exceeded its estimated value as determined by prices offered for MFD by third parties during 2006. Accordingly, the full amount of the Goodwill was expensed in 2006.

4. Other intangible assets

	December 31,
	2006	2005
	$	$
Cost	$2,438,000	$2,438,000
Less: accumulated amortization	(2,438,000)	(1,599,000)
Net other intangible assets	-	$839,000

     Amortization expense related to other intangible assets totalled $839,000 in 2006 and $819,000 in 2005.

MOBILE FINANCE DIVISION
(A DIVISION OF TELECOMMUNICATION SYSTEMS, INC.)
Notes to Combined Financial Statements
December 31, 2006

5. Software development costs

	December 31,
	2006	2005
	$	$
Cost	$1,224,625	$328,000
Less: accumulated amortization	(467,216)	(89,000)
Net software development costs	$757,409	$239,000

     Amortization expense related to software development costs totalled $314,490 in 2006 and $39,000 in 2005.

6. Income Taxes

     MFD is subject to United States federal and state income taxes and UK income taxes at an approximate combined rate of 35% (2005 – 33%). The reconciliation of the provision for income taxes at the United States federal statutory rate / UK income tax rate compared to the entity’s income tax expense as reported is as follows:

	Year Ended
	December 31,
	2006	2005
	$	$

Income tax (benefit) at statutory rate	$(2,422,583)	$(612,493)
Change in valuation allowance	2,390,577	612,493
Other	32,006	714
Income tax provision	$-	$714

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Taxable income (losses) in individual tax jurisdictions may be subject to statutory rates different than the combined rate.

MOBILE FINANCE DIVISION
(A DIVISION OF TELECOMMUNICATION SYSTEMS, INC.)
Notes to Combined Financial Statements
December 31, 2006

     Significant components of the entity’s deferred tax assets as of December 31 are as follows:

	December 31,
	2006	2005
	$	$
Deferred tax assets:
Depreciation & amortization	$2,167,807	$336,006
Net operating loss carryforwards	6,221,378	5,542,602

Total deferred tax assets	8,389,185	5,878,608

Deferred tax liabilities:
Capitalized software development costs	(185,000)	(88,000)
Other	(71,000)	(48,000)

Total deferred tax liabilities	(256,000)	(136,000)

Net deferred tax asset	8,133,185	5,742,608

Less: valuation allowance	(8,133,185)	(5,742,608)
Net deferred tax asset	$-	$-

     The entity has recognized a valuation allowance for the deferred tax assets for which it is more likely than not that realization will not occur.

     At December 31, 2006, the entity had UK net operating loss carryforwards of $19,274,592. Utilization of these operating losses could be limited as a result of an ownership change.

7. Related Parties

     Corporate overhead expenses allocated from TCS to MFD totalled $516,105 in 2006 and $517,565 in 2005 and were included in general and administrative costs.

MOBILE FINANCE DIVISION
(A DIVISION OF TELECOMMUNICATION SYSTEMS, INC.)
Notes to Combined Financial Statements
December 31, 2006

8. Commitments

	2007	2008	Total
	$	$	$
Operating leases	$124,940	$106,940	$231,880
Capital leases	4,087	341	4,428
Total contractual cash obligations	$129,027	$107,281	$236,308

     MFD leases its facilities under operating leases that expire at various times to December 2008. Total rent expense was $212,591 in 2006 and $214,253 in 2005.

9. Subsequent event

On January 25, 2007, TCS announced that it had entered into a formal Purchase Agreement with Stockgroup Information Systems Inc (“Stockgroup”) pursuant to which Stockgroup agreed to issue to TCS 1,500,000 common shares in the capital of Stockgroup and to assume some TCS liabilities in exchange for certain assets of TCS that make up its Mobile Finance Division (“MFD”). The transaction closed on January 31, 2007.

10. Segmented reporting

MFD operates primarily in one business segment and two primary geographic regions as follows:

	2006	2005
	$	$
Revenue
US	$3,261,000	$3,703,000
Europe	3,586,526	4,497,166
Total	$6,847,526	$8,200,166

Net Loss
US	$(4,861,000)	$(768,000)
Europe	(2,107,932)	(1,068,221)
Total	$(6,968,932)	$(1,836,221)

Net assets
US	$762,038	$5,036,000
Europe	493,636	(1,793)
Total	$1,255,674	$5,034,207